CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION

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Pursuant to Section 242 of the
Delaware General Corporation Law

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THESTREET.COM, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

(1)              The name of the Corporation (prior to the effectiveness of this Amendment to Restated Certificate of Incorporation (this “Amendment”)) is TheStreet.com, Inc.  The Corporation was originally incorporated under the name TheStreet.com, Inc.  The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on April 30, 1998.  The Corporation’s current restated certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on May 14, 1999.

(2)              This Amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

(3)              This Amendment amends the FIRST article of the Restated Certificate of Incorporation to read in its entirety as follows:

“FIRST:  The name of the Corporation is TheStreet, Inc. (the “Corporation”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Restated Certificate of Incorporation to be executed on its behalf by a duly authorized officer this 31st day of May, 2011.

TheStreet, Inc. (f/k/a TheStreet.com, Inc.)

By:	/s/ Gregory Barton
Name:	Gregory Barton
Title:	Executive Vice President, Business
and Legal Affairs, General Counsel
& Secretary